As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vera Bradley, Inc.

(Exact name of registrant as specified in its charter)

Indiana	3171	27-2935063
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2208 Production Road

Fort Wayne, Indiana 46808

Phone: (877) 708-8372

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michael C. Ray

Chief Executive Officer

Vera Bradley, Inc.

2208 Production Road

Fort Wayne, Indiana 46808

Phone: (877) 708-8372

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Steven J. Gavin, Esq. Arlene K. Lim, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Phone: (312) 558-5600 Fax: (312) 558-5700	Patrick Daugherty, Esq. Foley & Lardner LLP 321 North Clark Street Chicago, Illinois 60654 Phone: (312) 832-4500 Fax: (312) 832-4700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-173277

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, without par value	995,454	$43.50	$43,302,249	$5,028

(1)	Includes 130,435 shares that the underwriters have the option to purchase to cover overallotments.

(2)	The 995,454 shares being registered under this Registration Statement are in addition to the 5,950,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-173277.

(3)	Based on the public offering price.

(4)	The registrant previously paid $27,985 in connection with its Registration Statement on Form S-1 (Registration No. 333-173277).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Vera Bradley, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-173277) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on April 8, 2011, as well as the Post-Effective Amendment No. 1 to Form S-1 filed by the Company with the Commission on April 13, 2011 and deemed immediately effective pursuant to Rule 462(d) of the Securities Act, are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on April 13, 2011.

VERA BRADLEY, INC.

By:	/s/ Michael C. Ray
Michael C. Ray
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Ray Michael C. Ray	Director and Chief Executive Officer (principal executive officer)	April 13, 2011

* Jeffrey A. Blade	Executive Vice President — Chief Financial and Administrative Officer (principal accounting and financial officer)	April 13, 2011

* Barbara Bradley Baekgaard	Director	April 13, 2011

* Robert J. Hall	Director	April 13, 2011

* John E. Kyees	Director	April 13, 2011

* Patricia R. Miller	Director	April 13, 2011

* P. Michael Miller	Director	April 13, 2011

* Edward M. Schmults	Director	April 13, 2011

By:	/s/ Michael C. Ray
Michael C. Ray, as attorney-in-fact

II-1

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ice Miller LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ice Miller LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-173277) filed with the Commission on April 1, 2011.